SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

AMENDMENT No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 10, 2008

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(Date of Report: Date of earliest event reported)

Cordia Corporation

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(Exact name of registrant as specified in its charter)

Nevada                 33-23473                    11-2917728

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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)

                                         of incorporation)

13275 W. Colonial Drive, Winter Garden, Florida 34787

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(Address of principal executive office)

Registrant's telephone number, including area code: 866-777-7777

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NA

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13-4(e) under the

Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On January 9, 2008, Cordia Corporation (“Cordia”) purchased 15,700 of Cordia common stock at a purchase price of $0.60 per share

On January 4, 2008, Cordia purchased an additional 10,000 shares of Cordia common stock at a purchase price of $0.55 per share.

On January 3, 2008, Cordia Corporation (“Cordia”) purchased an additional 2,500 shares of Cordia common stock at a purchase price of $0.60 per share.

Therefore, as a result, Cordia’s to date purchases during 2008, total 28,200 shares of Cordia common stock with an aggregate cost of approximately $16,420.  These purchases were made pursuant to the Board of Directors decision to implement a stock repurchase plan at its May 30, 2007 board meeting.  The plan was previously reported in a Form 8-K filed with the Securities and Exchange Commission on May 31, 2007 and authorized management to spend an aggregate of $500,000.00, to re-purchase Cordia common stock so long as the market price does not exceed $1.  During 2007, Cordia purchased a total of 401,592 shares of Cordia common stock with an aggregate cost of approximately $211,685.  To date, Cordia has spent approximately $228,105, excluding fees, under the repurchase plan.

In accordance with the terms of Cordia’s trading policy, no additional repurchases will be made by the Company until after its first quarter results are reported in May 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                                                                                                  Cordia Corp.

                                                                                                                  By: /s/ Joel Dupré

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Date: January 10, 2008                                                                            Joel Dupré, Chief Executive Officer,

                                                                                                                   Duly Authorized Officer